UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 1, 2008
Date of Report (Date of earliest event reported)

EAGLE TEST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51828	36-2917389
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2200 Millbrook Drive
Buffalo Grove, Illinois 60089
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:
(847) 367-8282

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 1, 2008, Eagle Test Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teradyne, Inc., a Massachusetts corporation (“Buyer”), and Turin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”). Subject to the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company being the surviving entity and continuing as a wholly owned subsidiary of Buyer (the “Merger”).

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive cash, without interest, in an amount equal to $15.65 per share.

The vesting conditions of certain outstanding stock options will be accelerated immediately prior to the closing, pursuant to the terms of the award agreements under which such options were originally granted. Each outstanding stock option will be assumed by Buyer and converted into an option to acquire shares of Buyer, adjusted according to the terms of the Merger Agreement.

The Merger Agreement contains a customary “no-shop” covenant under which the Company is not permitted to solicit alternative acquisition proposals from third parties, engage in discussions or negotiations with or provide information to third parties regarding any such alternative acquisition proposals or enter into any agreement with third parties relating to such alternative acquisition proposals. The “no-shop” provision is subject to certain exceptions that permit the Company’s board of directors to comply with its fiduciary duties, which would enable the Company to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals.

The Merger Agreement contains termination rights for both the Company and Buyer. If the Company terminates the Merger Agreement to accept a superior acquisition proposal, the Company will pay Buyer a termination fee of $11,500,000.

The completion of the Merger is subject to various customary closing conditions, such as obtaining the approval of the Company’s stockholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The consummation of the Merger is not subject to a financing contingency.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Stockholders’ Agreements

In connection with the Merger, Buyer has entered into stockholders’ agreements, each dated as of September 1, 2008 (the “Stockholders’ Agreements”), with investment funds affiliated with TA Associates, Inc. (the “TA Funds”), Leonard A. Foxman, Theodore D. Foxman and the Foxman Family LLC (the “Foxman Holders”) pursuant to which, among other things, the TA Funds and the Foxman Holders have agreed to vote all shares of the Company’s common stock beneficially owned by the TA Funds and the Foxman Holders in favor of the adoption of the Merger Agreement, and against any alternative acquisition proposal and against any action or agreement that would delay, prevent, impede or impair the ability of Buyer to complete the Merger or the ability of the Company to consummate the Merger or the transactions contemplated by the Merger Agreement. As of the date hereof, the TA Funds and the Foxman Holders own beneficially and of record an aggregate of approximately 39.5% of the Company’s outstanding common stock.

The foregoing description of the Stockholders’ Agreements does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreements, each of which is attached hereto as exhibits 10.1-10.4, and each of which is incorporated into this report by reference.

Item 8.01.	Other Events.

On September 2, 2008, the Company and Buyer issued a joint press release announcing the entering into of the Merger Agreement. This press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated September 1, 2008, by and among Teradyne, Inc., Turin Acquisition Corp. and Eagle Test Systems, Inc.
10.1	Stockholders’ Agreement by and between Teradyne, Inc. and the TA Funds, dated September 1, 2008.
10.2	Stockholders’ Agreement by and between Teradyne, Inc. and Leonard A. Foxman, dated September 1, 2008.
10.3	Stockholders’ Agreement by and between Teradyne, Inc. and Theodore D. Foxman, dated September 1, 2008.
10.4	Stockholders’ Agreement by and between Teradyne, Inc. and the Foxman Family LLC, dated September 1, 2008.
99.1	Press Release, dated September 2, 2008.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders of the Company are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Company, Buyer and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Eagle Test Systems, Inc., 2200 Millbrook Drive, Buffalo Grove, Illinois 60089, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

The Company, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the merger. Information about those executive officers and directors of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on December 28, 2007, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, Buyer and their respective executive officers and directors in the Merger by reading the proxy statement and other public filings referred to above.

Forward Looking Statements

Certain items in this report may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability to complete the merger in light of the various closing conditions, including those conditions related to regulatory approvals; the expected timing of the completion of the merger; the impact of the announcement or the closing of the merger on the Company’s relationships with its employees, existing customers or potential future customers; adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for the Company’s services; the loss of one or more of the Company’s largest clients; the Company’s ability to maintain its professional reputation; management’s ability to execute the Company’s business strategy; and other risks detailed in the Company’s Annual Report on Form 10-K filed with the SEC on December 6, 2007 and other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE TEST SYSTEMS, INC.

By:	/s/ Stephen J. Hawrysz
Name:     Stephen J. Hawrysz

Title:	Chief Financial Officer

September 2, 2008

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated September 1, 2008, by and among Teradyne, Inc., Turin Acquisition Corp. and Eagle Test Systems, Inc.
10.1	Stockholders’ Agreement by and between Teradyne, Inc. and the TA Funds, dated September 1, 2008.
10.2	Stockholders’ Agreement by and between Teradyne, Inc. and Leonard A. Foxman, dated September 1, 2008.
10.3	Stockholders’ Agreement by and between Teradyne, Inc. and Theodore D. Foxman, dated September 1, 2008.
10.4	Stockholders’ Agreement by and between Teradyne, Inc. and the Foxman Family LLC, dated September 1, 2008.
99.1	Press Release, dated September 2, 2008.